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                                                                   Exhibit 99(b)

          Maytag To Acquire Amana; Extend Premium Brand Strategy and
          ----------------------------------------------------------
                 Solidify Position in Major Appliance Industry
                 ---------------------------------------------

     NEWTON, Iowa--(June 5, 2001)--Maytag Corporation announced today it has entered into an agreement to acquire Amana Appliances from Goodman Global Holding Company, Inc. Goodman, a privately held company, purchased Amana in 1997. Maytag will pay $325 million, with approximately 95 percent in cash and the remainder in Maytag stock. The acquisition, which is subject to regulatory approval and normal adjustments at closing, is expected to close during the third quarter. Included in the agreement are Amana's major appliance and commercial microwave oven businesses. The purchase does not include Amana's home and commercial heating and air conditioning businesses. Goodman will retain the heating and air conditioning division that manufactures Amana branded HVAC products. Together, the acquired Amana businesses will add approximately $900 million to Maytag's consolidated annual sales and the acquisition is expected to be accretive to earnings in 2002, during the first full year of operation, excluding any one-time charges.

     In making the announcement, Maytag president and CEO Leonard A. Hadley said, "Immediately, we gain significant strengths with the addition of the Amana brand and product lineup. First, Amana extends our premium brand strategy in major appliances and provides an important new opportunity in channel and brand management. Second, we gain a premium brand in refrigeration with strong consumer preference. Amana's core strength and heritage product line is refrigeration, which historically has been our weakest product category. Third, we gain accelerated product design and engineering in major appliances that can save us substantial development work and investment. Plus, we gain cross-sourcing manufacturing opportunities in all product categories.

     "Adding the Amana brand redefines our major appliance business, our premium brand presence, and our position in the industry."

     Commenting on the sale of Amana, Goodman Chairman John Goodman said, "We believe this transaction will preserve and strengthen one of the best known major appliance brands in America and surround it with other premium brands. It is a natural strategic fit for Maytag and it enables us to focus on our heating, ventilation, and air conditioning businesses."

     Amana Appliances CEO Charles A. Carroll added that Amana has made substantial investments in building its brand, redesigning its product lines, and developing new relationships with leading retailers during the past three years. "We're proud of those accomplishments," Carroll said, "and believe combining the strengths of Amana and Maytag now will result in the most contemporary and advanced brand and product offerings in the appliance industry, as well as unique opportunities to combine best practices and talent across the two organizations."

     Amana Appliances will be integrated into Maytag's major appliance division, which is comprised of Maytag, Jenn-Air, Magic Chef, and Admiral brands. William
L. Beer is president of the division. "We expect to gain the maximum efficiency possible through the acquisition," Beer said, "and that will require making decisions around duplication in some business functions and activities. While it is premature to indicate how decisions will be

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made, we fully intend to blend the two organizations, taking strengths and best practices from each and matching those against the needs of our business."

     Hadley concluded by saying, "Amana is an Iowa-based company with a premium brand heritage remarkably similar to Maytag's. The Amana name is well known in our industry and among consumers. It is a proud tradition and one we are proud to add to Maytag's heritage. We believe the cultures of our two companies are very compatible, and our geographic proximity will be an advantage as we integrate the Amana business into Maytag."

     Maytag will hold a conference call today to discuss the Amana acquisition with members of the investment community. The call will be at 9:30 a.m. CDT, and those wishing to participate should telephone 212-896-6040 about 10 minutes prior to the start of the call. Replays of the call will be available.

     Maytag Corporation is a leading producer of home appliances and refrigerated vending equipment. The corporation's primary brands include Maytag, Hoover, Jenn-Air, and Dixie-Narco.

     Goodman is the world's largest privately held HVAC business, and is the nation's second largest manufacturer of residential and light commercial air conditioning and heating products, selling under the Goodman(R), Amana(R), Janitrol(R) and GmC(R) brands.

NOTE TO MEDIA: MAYTAG AND AMANA FACT SHEETS ATTACHED

Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. For a description of such factors, refer to "Forward Looking Statements" in the Management's Discussion and Analysis section of Maytag's Annual Report on Form 10-K for the year ended December 31, 2000, and each quarter's 10-Q.

                                    #  #  #
CPI0123
Media Contact:                          Additional Information:
James G. Powell                         www.maytagcorp.com
Maytag Communications
641-787-8392
jpowel@maytag.com
-----------------

or

Tom Schwartz
Maytag Communications
641-787-6342
tom.schwartz@maytag.com
-----------------------

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--------------------------------------------------------------------------------
                 Maytag Major Appliance Division (Maytag.com)
                         Headquartered in Newton, Iowa
--------------------------------------------------------------------------------

Maytag's major appliance division designs, manufactures, and markets a full line of major appliances: clothes washers and dryers, refrigerators, dishwashers, and ranges.

Employment
Approximately 12,000 throughout the division, including headquarters, manufacturing, sales, marketing, parts and service.

Brands
Maytag, Jenn-Air, Magic Chef, Admiral.

Brand Equity
Maytag is the #1 consumer preferred brand in clothes washers and dryers and dishwashers; Jenn-Air is the #1 consumer preferred brand in cooking.

Distribution
National retailers, home improvement centers, independently owned appliance stores, builder channels, and Maytag Home Appliance Centers (independently owned retail stores that sell only Maytag brands). Appliances are also sold in Canadian retail stores and to coin-operated laundries in the U.S. Maytag also offers parts and service.

Manufacturing
Maytag's major appliance division manufactures products at five manufacturing facilities. Laundry products are manufactured in Newton, Iowa, and Herrin, Illinois; dishwashing products in Jackson, Tennessee; cooking products in Cleveland, Tennessee; refrigeration products in Galesburg, Illinois. Maytag operates a number of regional distribution centers.

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--------------------------------------------------------------------------------
                         Amana Appliances (Amana.com)
                         Headquartered in Amana, Iowa
--------------------------------------------------------------------------------

Amana Appliances is a leading manufacturer of high quality major appliances for the home. The company is based in Amana, Iowa, and organized in four divisions: home appliances, consumer services, commercial cooking, and international. Employment is approximately 4,000.

Home appliances includes major appliances (clothes washers, dryers, dishwashers, refrigerators, and ranges), room air conditioners, and residential microwave ovens. Consumer services includes consumer support, retailer support, parts and factory authorized service. Commercial cooking includes commercial and industrial microwave ovens. International includes sales, marketing, and distribution in 100 countries.

Brands
Amana

Brand Equity
Amana brand enjoys 95 percent awareness among consumers. Its strongest perceived attributes include quality and design, innovation and styling. Amana's heritage product category is refrigeration under the Amana brand.

Distribution
National retailers, independently owned appliance stores, builder channel, and Canadian retail stores. Amana also offers parts and service.

Manufacturing
Amana Appliances are manufactured at three ISO 9001 certified manufacturing facilities. Refrigerators and commercial microwave ovens are manufactured in Amana, Iowa; laundry products in Searcy, Arkansas; cooking products in Florence, South Carolina. Amana operates a number of regional distribution centers.

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